UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 28, 2012

Maidenform Brands, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-32568	06-1724014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

485F US Hwy 1 South, Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(732) 621-2500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, the Compensation Committee (the “Committee”) of the board of directors of Maidenform Brands, Inc. (the “Company”) approved revisions to the 2012 annual bonus opportunity (the “2012 Bonus Opportunity”) previously established for Company employees participating in the Company’s Annual Performance Bonus Plan (the “Bonus Plan”), including the company’s President, Malcolm Robinson, Executive Vice President, Chief Operating Officer and Chief Financial Officer, Chris Vieth, Senior Vice President, Merchandising and Design Operations, Steven Castellano and Chief Supply Chain Officer, Anthony D'Onofrio (the “Executive Officers”). No revisions were made to the 2012 annual bonus opportunity previously established for Maurice Reznik, the Company’s Chief Executive Officer.

The 2012 Bonus Opportunity provides bonus awards that can be earned based on achievement of specified individual and Company performance measures, including fiscal year 2012 operating income goals. The revision approved by the Committee on September 27, 2012 adjusts the operating income goals applicable to the 2012 Bonus Opportunity for each Bonus Plan participant, including the Executive Officers, so that up to 25% of the prior 2012 Bonus Opportunity will be available to participants subject to the achievement of operating income measures corresponding to the projected 2012 fiscal year earnings per share.

When the Company established its performance goals at the beginning of the 2012 fiscal year it endeavored to set challenging but realistic goals despite significant uncertainties regarding future market demand levels. The Committee made the adjustment described above in light of the significant progress that the Company and the Bonus Plan participants have made to date toward achieving the other goals originally established for the 2012 Bonus Opportunity and to sustain maximum focus and effort to achieve the Company’s adjusted operating income goal for the second half of fiscal 2012, during the critical year-end sales season. It is anticipated that second half income gains will partially offset demand weakness in the first half of 2012. In addition, sales, market share and other operating metrics for the second half of 2012 are estimated to be stronger than the second half of 2011. The Committee also wanted to incentivize potential gains in the second half of 2012 from successful execution of new product launches and branding initiatives as well as improvements resulting from the Company’s supply chain initiatives.

Payments under the Bonus Plan would be made in cash to the executives in the first quarter of 2013 subject to the achievement of the adjusted 2012 corporate goals.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAIDENFORM BRANDS, INC.

Date: September 28, 2012	By:	/s/Nanci I. Prado
		Name:	Nanci I. Prado
		Title:	Executive Vice President and General Counsel

3